EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Phoenix-Seneca Funds
File Number: 811-7455
Registrant CIK Number: 0001005020

Sub-Item 77Q3
Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 2 - Class A $0, Class B $0, Class C $0, Class X $0
Series 3 - Class A $489, Class B $98, Class C $44, Class X $728.
Series 4 - Class A $29, Class B $7, Class C $7, Class X $224.

72EE
Series 2 - Class A $0, Class B $0, Class C $0, Class X $0
Series 3 - Class A $143, Class B $39, Class C $18, Class X $207
Series 4 - Class A $575, Class B $253 Class C $265 Class X $3037

73A1/73A2-
Series 2 - Class A $0.00, Class B $0.00, Class C $0.00, Class X $0.00 Series 3 - Class A $0.1750, Class B $0.1330, Class C $0.1330,
           Class X $0.1920.
Series 4 - Class A $0.1250, Class B $0.0660, Class C $0.0720,
           Class X $0.1600.

73B
Series 2 - Class A, Class B, Class C, and Class X are zero.
Series 3 - Class A $0.0575, Class B $0.0575, Class C $0.0575,
           Class X $0.0575.
Series 4 - Class A $2.5190, Class B $2.5190, Class C $2.5190,
           Class X $2.5190.

74U1/74U2-
Series 2 - Class A 1,847, Class B 1,077, Class C 922, Class X 763
Series 3 - Class A 2,697, Class B 699, Class C 257, Class X 3,400
Series 4 - Class A 236, Class B 102, Class C 95, Class X 1,388,

74V1/74V2-
Series 2 - Class A $16.53, Class B $15.59, Class C $15.59,
           Class X $16.98.
Series 3 - Class A $10.43, Class B $10.24, Class C $10.26,
           Class X $10.52.
Series 4 - Class A $15.37, Class B $15.17. Class C $15.22,
           Class X $15.84